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                                                                    Exhibit 23.2

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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated January 25, 1999 and to all references to our Firm included in, or made part of, this registration statement.

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New York, New York
October 25, 1999